UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Exact name of registrant as specified in its charter)

Michael S. Dell

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Michael Dell

Employee email/blog post/open letter

August, 2013

Team,

Six months ago, we announced an agreement in which Silver Lake would partner with me to acquire Dell and take it private. The proposed transaction has generated unprecedented attention from media, investors and other stakeholders. Along the way, there’s been no shortage of twists and turns, including three stockholder meeting adjournments and an agreement on a revised transaction that will be put to a stockholder vote on Sept. 12.

I believe that the offer delivers full and fair value for stockholders and is best for the future of our company. Importantly, the revised transaction also enables us to enact the will of the majority of voting stockholders. Brian and Larry have done a great job keeping all of you informed throughout this process, and you should expect continued communications from them as we move forward.

I am passionately committed to seeing this transaction through to a positive resolution. We are making the right decisions to position Dell, our customers and team members for long-term success. Dell needs to transform, and we need to do it quickly. The technology landscape has fundamentally changed since the company was founded, and success requires this transformation.

As a private company in partnership with Silver Lake, I believe we can accelerate Dell’s transformation, sacrificing short-term gains for long-term competitiveness and profitability. Silver Lake and I share a long-term vision and have the financial strength to endure the risks of the transformation and the likely near-term adverse effects on earnings.

Delivering customer and partner value through industry-leading solutions will be our single-minded purpose. We’ll retain the flexibility to invest in groundbreaking innovation both through organic R&D and acquisitions. Investments will focus on extending our solutions capabilities, expanding sales coverage, competing in emerging markets, growing the PC and tablet business, and enhancing the customer experience.

I’m proud of our organization and each of you for your continuing effort, commitment and determination. I know this hasn’t been an easy time. The competition has been aggressive during this period of uncertainty, and a slower than anticipated marketplace has created additional op-ex pressure on the business.

Thank you for doing an incredible job. Now, I’m asking you to remain focused on executing against our business goals and continuing to deliver a superior customer experience.

For my part, I founded Dell in 1984 and will continue, as I have for the last 29 years, to make Dell the best company I can for our customers, partners and for you.

Michael

Forward-looking Statements

Any statements in these materials about prospective performance and plans for Dell, Inc. (the “Company”), the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Dell Inc. (the “Company”) filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financialreporting.aspx or by directing a request to: Dell Inc., One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

Michael S. Dell, directly or through one or more affiliates or representatives, may be deemed a “participant” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about Michael S. Dell in the Company’s definitive proxy statement filed with the SEC on Schedule 14A on May 31, 2013.